Exhibit 10.3

First Amendment to Amended and Restated Industrial Lease

This First Amendment to Amended and Restated Industrial Lease (this “Amendment”) is hereby entered into and effective as of July 1, 2025 (the “Effective Date”), by and between BC Green Pharmaceuticals Inc., a British Columbia corporation (“Landlord”), and Optimi Health Corp., a British Columbia corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Amended and Restated Industrial Lease dated as of September 1, 2021 (the “Original Lease”), with respect to certain Premises (as defined in the Original Lease).

B. The Original Lease was set to expire June 30th, 2025 and the parties hereto desire to extend the Original Lease as set forth herein.

C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Lease.

D. The Original Lease, as amended by this Amendment, shall be hereinafter referred to as the “Lease”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Term and Rent

a) Term: The Lease term is hereby extended for an additional term commencing on July 1, 2025, and expiring on June 30, 2030 (the “Initial Extended Term”), upon all the terms and condition of the Lease.

b) Base Rent: Tenant shall pay to Landlord Monthly Installments of Annual Basic Rent in the amount of $4,300.00 per month for the first twelve (12) months of the Initial Extended Term, subject to annual CPI-based adjustments beginning July 1, 2026 and escalating each year thereafter as set forth in the Lease.

c) Payment Upon Execution: Upon execution of this Amendment, Tenant shall deliver to Landlord (i) $4,300 if executed on or before July 31, 2025, or (ii) $8,300 if executed on or after August 1, 2025, representing Monthly Rent for July and, if applicable, August 2025.

d) Renewal Options: Article 4 of the Original Lease is hereby amended such that Tenant shall have three (3) additional options to renew the Lease for successive terms of five (5) years each commencing July 1, 2030; provided, Tenant shall have complied with all of the terms and conditions for exercising such renewal as otherwise set forth in Article 4, with no further extensions thereafter. The Annual Basic Rent for each Renewal Term shall be determined in accordance with Article 4(c).

2. Termination of License to Use Storage Area:

•	a) Termination: Subject to the terms herein, the separate license for use of the storage area under Section 3 of the Lease (the “Storage Area License”) is hereby terminated as of the Effective Date.

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b) Mutual Release: Landlord has inspected the Storage Area and accepts it in its as-is where-is condition and state of repair and Tenant hereby surrenders the Storage Area in such condition, except for the provisions expressly surviving such termination, the parties hereby release one another from and against any and all claims, liabilities, or obligations related to the Storage Area License.

•	c) No Security Deposit. Tenant confirms there is no security deposit related to the storage area, and no portion of any existing deposit applies to such area.

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e) Surviving Obligations: Tenant’s obligations under the Lease to maintain insurance coverage and indemnify Landlord shall survive termination with respect to any claims arising from or relating to Tenant’s use of the Storage Area, Tenant’s negligence, or any personal injury or other claim arising from or related to Tenant’s use of the storage area.

•	f) Section 3 of the Lease is hereby deleted in its entirety.

3. Estoppel Certificate

Tenant hereby certifies and confirms to Landlord and to any existing or prospective lender, purchaser, or other party with an interest in the Premises, as follows:

•	a) The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth herein.

•	b) There exists no default by Landlord under the Lease, and no condition exists which, with the passage of time or giving of notice or both, would constitute a default.

•	c) Landlord has completed all construction, repair, maintenance, or other obligations required under the Lease, and Tenant has accepted the Premises in its current condition.

•	d) No Tenant improvement allowance, rent abatement, or other sums are owed to Tenant by Landlord.

•	e) Tenant has no claims, offsets, or defenses against the enforcement of the Lease.

•	f) Tenant hereby certifies it has paid all taxes, utilities, and other charges due any governmental authority or other entity having jurisdiction thereof as required by the Lease.

4. Miscellaneous

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a) Except as expressly modified by this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. Each party represents and warrants to the other it has all necessary approvals to consummate the terms of this transaction. Each party acknowledges and agrees that it has had the right and opportunity to retain independent legal counsel of its own choosing in connection with the negotiation and execution of this Amendment and is not relying on counsel for any other party for legal advice.

•	b) This Amendment may be executed in counterparts and electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

LANDLORD:

BC Green Pharmaceuticals Inc.

By: /s/ Jacob Safarik
Name: Jacob Safarik
Title: Authorized Signatory

TENANT:

Optimi Health Corp.

By: /s/ John James Wilson
Name: John James Wilson
Title: Authorized Signatory